                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-59543
________________________________________________________________________________

PRICING SUPPLEMENT NO. 4 DATED APRIL 9, 1999
(to Prospectus dated August 3, 1998 and Prospectus Supplement dated November 12,
1998)
________________________________________________________________________________

                                FMC CORPORATION

                          Medium-Term Notes, Series B
                  Due More Than Nine Months from Date of Issue

Notes represented by (mark applicable description)

            X   Global Note ____ Definitive Notes
          -----

          [If Notes are Floating Rate Notes, insert:]

          Principal Amount:             Issue Price:

          Original Issue Date:          Original Maturity Date:

          Index Currency:

          Specified Currency:
               (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                            [ ] No

          Authorized Denominations:
               (Applicable only if Specified Currency is other than
                U.S. Dollars)

          Base Rate:

          Interest Accrual Date:

          Interest Reset Period:        Interest Payment Period:

          Interest Reset Dates:
               (If other than as specified in the Prospectus
                Supplement)

          Initial Interest Reset Date:

                           MORGAN STANLEY DEAN WITTER
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          Interest Payment Dates:
               (If other than as specified in the Prospectus
                Supplement)

          Initial Interest Rate:        Index Maturity:

          Maximum Interest Rate:        Minimum Interest Rate:

          Spread (+/-):                 Spread Multiplier:

          Reporting Service:            Calculation Agent:

          Optional Redemption: [ ] Yes  [ ] No
               Initial Redemption Date:
               The Redemption Price shall initially be   % of the principal
               amount of the Note to be redeemed and shall decline at each
               anniversary of the Initial Redemption Date by   % of the
               principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment: [ ] Yes  [ ] No
               Optional Repayment Dates:
               Optional Repayment Prices:

          Optional Interest Rate Reset: [ ] Yes [ ] No
               Optional Reset Dates:

          Optional Extension of Maturity: [ ] Yes  [ ] No
               Extension Period:
               Number of Extension Periods:
               Final Maturity Date:

          Discount Note: [ ] Yes  [ ] No
               Total Amount of OID:
               Original Yield to Maturity:
               Initial Accrual Period OID:

          [If Notes are Fixed Rate Notes, insert:]

          Principal Amount: $10,000,000       Issue Price: 100.00%*

          *Plus accrued interest, if any, from the date of issuance.

          Original Issue Date: 04/14/99  Original Maturity Date: 03/15/02

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          Specified Currency: U.S. Dollars
               (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                            [X] No

          Authorized Denominations: $1,000

          Interest Accrual Date:  April 14, 1999

          Interest Payment Dates: March 15 and September 15,
                                  commencing September 15, 1999

          Interest Rate: 6.380%

          Optional Redemption: [ ] Yes  [X] No
               Initial Redemption Date:
               The Redemption Price shall initially be   % of the principal
               amount of the Note to be redeemed and shall decline at each
               anniversary of the Initial Redemption Date by    % of the
               principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment: [ ] Yes  [X] No
               Optional Repayment Dates:
               Optional Repayment Prices:

          Optional Interest Rate Reset: [ ] Yes  [X] No
               Optional Reset Dates:

          Optional Extension of Maturity: [ ] Yes  [X] No
               Extension Period:
               Number of Extension Periods:
               Final Maturity Date:

          Original Issue Discount Note: [ ] Yes  [X] No
               Total Amount of OID:
               Original Yield to Maturity:
               Initial Accrual Period OID:

          Agent: Morgan Stanley & Co. Incorporated

          Agent acting in the capacity as indicated below:

               [ ]  Agent               [X]  Principal

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          If as Principal:

               [ ] The Notes are being offered at varying prices related to prevailing market prices at the time of resale.

               [X] The Notes are being offered at a fixed initial public offering price of 100.00% of the principal amount, plus accrued interest, if any, from the date of issuance.

          Other Provisions:

               Morgan Stanley & Co. Incorporated, an agent acting as principal, has agreed to purchase the Notes at a purchase price of 99.75% of the aggregate principal amount of the Notes. Morgan Stanley & Co. Incorporated and/or certain of its affiliates may engage in investment banking and/or commercial banking transactions with and perform services for FMC Corporation and certain of its affiliates in the ordinary course of business.

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